Exhibit 99.1

August 26, 2019

PDC Energy Announces Strategic Combination with SRC Energy

in All-Stock Transaction

Creates Premier Mid-Cap Operator with Peer-Leading Cost Structure and Free Cash Flow Profile

Increases Share Repurchase Program from $200 million to $525 million

Immediately Accretive to all Key Financial Metrics

Companies to Host a Joint Investor Call Today at 8:00 a.m. ET / 6:00 a.m. MT

DENVER, August 26, 2019: PDC Energy, Inc. ("PDC" or the "Company") (NASDAQ: PDCE) and SRC Energy, Inc. (“SRC”) (NYSE: SRCI) today announced they have entered into a definitive merger agreement under which PDC will acquire SRC in an all-stock transaction valued at approximately $1.7 billion, including SRC’s net debt of approximately $685 million as of June 30, 2019. Under the terms of the agreement, SRC shareholders will receive a fixed exchange ratio of 0.158 PDC shares for each share of SRC common stock, representing an implied value of $3.99 per share based on the PDC closing price as of August 23, 2019. The transaction, which is expected to close in the fourth quarter of 2019, has been unanimously approved by each company’s board of directors.

Key Transaction Highlights:

•	Materially increases PDC’s scale with a consolidated, contiguous Core Wattenberg leasehold position of approximately 182,000 net acres located entirely in Weld County and pro forma second quarter 2019 total production of nearly 200,000 barrels of oil equivalent (“Boe”) per day (166,000 Boe per day in the Wattenberg). On a pro forma basis, the combined company is the second largest producer in the DJ basin. Coupled with its approximate 36,000 net acre Delaware Basin position, the Company will have core assets in two of the premier U.S. onshore basins.

•	Materially enhances free cash flow profile and enhances ability to return additional capital to shareholders. Pro forma free cash flow is estimated to be approximately $800 million from the third quarter of 2019 through year-end 2021, assuming $55 per barrel NYMEX. PDC has increased and extended its existing share repurchase program from $200 million to $525 million, with a target completion date of year-end 2021. Year-to-date, PDC has repurchased $125 million of its shares and plans to utilize approximately 50 percent of the estimated $800 million of free cash flow in the same period to complete the remaining $400 million repurchase program.

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•	Creates a low-cost mid-cap producer with anticipated peer-leading G&A of approximately $2.00 per Boe in 2020. PDC expects to realize approximately $40 million of G&A savings in 2020 with an incremental $10 million of G&A synergies in 2021, after the completion of its integration plan.

•	All-stock transaction ensures the combined company will have a strong balance sheet with a pro forma leverage ratio of 1.3x at June 30, 2019 and projected leverage ratio of approximately 1.0x at year-end 2020, assuming $55 per barrel NYMEX.

•	The transaction is expected to be immediately accretive to key 2020 metrics, including: free cash flow per share, cash return on capital invested (“CROCI”), net asset value, G&A per Boe, LOE per Boe, leverage ratio and inventory life.

CEO Commentary

“SRC’s complementary, high-quality assets in the Core Wattenberg, coupled with our existing inventory and track record of operational excellence will create a best-in-class operator with the size, scale and financial positioning to thrive in today’s market,” said Bart Brookman, President and Chief Executive Officer of PDC. “We remain committed to our core Delaware Basin acreage position and are confident the combined company with its multi-basin focus will be well-positioned to deliver superior shareholder returns. With an even more competitive cost structure, including peer-leading G&A and LOE per Boe, the combined company will have the financial flexibility and sustainable free cash flow to return significant capital to shareholders and capitalize on additional growth opportunities.”

Brookman continued, “Importantly, this transaction will join two organizations grounded in strong core values and a shared commitment to responsible and safe operations. Both PDC and SRC have deep regulatory and community relationships, and together we will continue to prioritize the health and safety of our employees and stakeholders, as well as the environment and the communities in which we live and operate. We look forward to working with SRC to integrate these two companies and achieve our shared objectives.”

Lynn A. Peterson, Chief Executive Officer and Chairman of the Board of SRC Energy commented, “I am proud of the SRC team and the high-quality acreage and low-cost operations we have built together. We believe that this transaction will establish the combined company as a leader in the Colorado energy industry. The transaction also provides SRC shareholders with the opportunity to participate in the significant upside potential created by a larger-scale DJ Basin producer with complementary assets in the prolific Delaware Basin. We look forward to working closely with PDC to ensure that the full potential of this combination is realized for the benefit of all of our stakeholders."

Strategic and Financial Benefits of the Combination

•	Creates a Leading Colorado Energy Producer. On a pro forma basis, PDC will have approximately 182,000 consolidated Core Wattenberg net acres, of which nearly 100 percent is located in Weld County, Colorado. The consolidated footprint will enable an efficient, clearly-communicated long-term development plan with a focus on minimizing surface usage through capital efficient long-laterals and continued emphasis on eliminating trucking, as over 95 percent of anticipated oil production will be transported via pipeline. Approximately 80 percent of the pro forma gross acreage position is in unincorporated rural Weld County, while the remaining 20 percent is located within Weld County local municipal boundaries, with the city of Greeley accounting for approximately half of that total. PDC commits to continue its investment in its community-focused programs while actively engaging with local communities, regulators and elected officials to safely and responsibly develop its leasehold position. Approximately half of municipal permits submitted have received local approval, with the remaining in process.

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•	Enhances Size and Scale. Including both the DJ and Delaware Basin, the pro forma company has year-end 2018 SEC proved reserves of approximately 850 MMBoe and expects to exit 2019 producing approximately 200,000 Boe per day. Anticipated 2019 Wattenberg production of approximately 166,000 Boe per day will make the combined company one of the largest producer in the DJ Basin and strengthens its relationships with service and midstream providers. Based on PDC’s planned 2020 Wattenberg activity level of three drilling rigs, the transaction will increase PDC’s Wattenberg inventory life to greater than ten years with additional upside should PDC implement SRC’s spacing assumptions to portions of its pro forma position.

•	Improves Free Cash Flow Profile. The transaction is expected to be immediately accretive to PDC’s free cash flow and free cash flow per share in 2020. Assuming $55 per barrel NYMEX oil, the pro forma company expects to generate approximately $800 million of free cash flow between the second half of 2019 and year-end 2021. Approximately half of this sum is expected to be returned to shareholders through the increased share repurchase program, which has a target completion date of year-end 2021. The remaining free cash flow will provide the flexibility to pay down debt, return incremental capital to shareholders and capitalize on accretive growth opportunities.

•	Drives Significant Corporate Synergies. PDC expects the combination to generate significant corporate synergies including annual G&A savings of approximately $50 million. PDC expects to realize approximately $40 million of G&A savings in 2020, resulting in an anticipated pro forma 2020 G&A of approximately $2.00 per Boe. Following an integration period, the PDC expects an incremental $10 million of G&A synergies in 2021. Additionally, PDC anticipates its pro forma margins per Boe will improve following the completion of the transaction as it expects to benefit from an oilier production mix, lower G&A per Boe and slightly improved LOE per Boe.

•	Maintains Strong Balance Sheet and Financial Flexibility. The pro forma company will maintain a strong, through-cycle balance sheet with pro forma leverage of 1.3x as of June 30, 2019 and an estimated year-end 2020 leverage ratio of approximately 1.0x. PDC expects to have ample liquidity on its pro forma borrowing base after closing. PDC’s increased scale and conservative financial profile, is expected to enhance its credit profile and decrease its overall cost of capital.

Preliminary Pro Forma 2020 Outlook

PDC’s long-term strategy is to be a low-cost operator that generates and returns free cash flow to shareholders, while delivering solid production and cash flow growth on a debt-adjusted per share basis. In 2020, PDC plans to invest between $1.2 billion and $1.4 billion to operate three Wattenberg and two Delaware Basin drilling rigs. The plan is expected to generate approximately $275 million in free cash flow assuming $55 per barrel and $2.70 per Mcf NYMEX oil and gas prices, respectively, with full-year production averaging between 200,000 and 220,000 Boe per day. Finally, PDC expects its combined G&A and LOE to be less than $5 per Boe.

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Transaction Details

Under the terms of the agreement, SRC shareholders will receive a fixed exchange ratio of 0.158 PDC shares for each share of SRC common stock they own, representing an implied value of $3.99 per SRC share based on PDC’s closing common stock price on August 23, 2019, or $1.7 billion in the aggregate including the assumption of approximately $685 million in debt. The consideration represents a premium of 6.8 percent to the 30-day average exchange ratio of 0.148x. Upon closing of the transaction, PDC shareholders will own approximately 62 percent of the combined company, and SRC shareholders will own approximately 38 percent, on a fully diluted basis. The all-stock transaction is intended to be tax-free to SRC shareholders.

Governance and Leadership

Upon closing, PDCs’ board of directors will be expanded to nine directors, expected to include two members from the SRC board of directors. PDC’s board of directors also plans to form a three-member group focused on integration planning and opportunities for ongoing corporate synergies and cost efficiencies. The combined company will be led by PDC’s executive management team and will remain headquartered in Denver, Colorado.

Timing and Approvals

The transaction, which is expected to close in the fourth quarter of 2019, is subject to customary closing conditions and the satisfaction of certain regulatory approvals, including the approval of PDC and SRC shareholders.

Advisors

J.P. Morgan is serving as exclusive financial advisor to PDC, and Wachtell, Lipton, Rosen & Katz is serving as PDC’s legal counsel. Citi and Goldman Sachs & Co. are serving as financial advisors to SRC and Akin Gump Straus Hauer & Feld LLP is serving as its legal counsel.

Joint Conference Call Information

The Company invites you to join senior management from both PDC Energy and SRC Energy for an investor call on Monday, August 26, 2019, to discuss the key details and benefits of this transaction. The related slide presentation will be available on PDC's website at www.pdce.com.

Conference Call and Webcast:

Date/Time: Monday, August 26, 2019, 8:00 a.m. ET/ 6:00 a.m. MT

Webcast available at: www.pdce.com

Domestic (toll free): (877) 312-5520

International: (253) 237-1142

Conference ID: 6182398

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Upcoming Investor Presentations

PDC is scheduled to attend the: Barclay’s CEO Energy Conference in New York on Wednesday, September 4; and the Johnson Rice Energy Conference in New Orleans on Tuesday, September 24, 2019. Presentation materials will be posted to the Company’s website, www.pdce.com, prior to the start each conference.

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, produces, develops, and explores for crude oil, natural gas and NGLs with operations in the Wattenberg Field in Colorado and the Delaware Basin in West Texas. Its operations are focused on the liquid-rich horizontal Niobrara and Codell plays in the Wattenberg Field and the liquid-rich Wolfcamp zones in the Delaware Basin.

About SRC Energy, Inc.

SRC Energy, Inc. is a Denver based oil and natural gas exploration and production company. SRC's core area of operations is in the Greater Wattenberg Field of the Denver-Julesburg Basin of Colorado. More company news and information about SRC is available at www.srcenergy.com.

Additional Information and Where to Find it

This document does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PDC and SRC. In connection with the proposed transaction, PDC intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of PDC and SRC that also constitutes a prospectus of PDC. Each of PDC and SRC also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus of PDC and/or SRC (if and when available) will be mailed to shareholders of PDC and/or SRC, as applicable. INVESTORS AND SECURITY HOLDERS OF PDC AND SRC ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about PDC and SRC, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PDC will be available free of charge on PDC’s website at http://www.pdce.com or by contacting PDC’s Senior Director of Investor Relations by email at michael.edwards@pdce.com , or by phone at 303-860-5820. Copies of the documents filed with the SEC by SRC will be available free of charge on SRC’s website at http://www.srcenergy.com or by contacting SRC’s Investor Relations Manager by email at jrichardson@srcenergy.com, or by phone at 720-616-4308.

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Certain Information Concerning Participants

PDC, SRC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of PDC is set forth in PDC’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 17, 2019. Information about the directors and executive officers of SRC is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on March 28, 2019. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from PDC or SRC using the contact information indicated above.

Cautionary Statement Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that PDC or SRC assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including this proposed transaction. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of PDC or SRC. These include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of PDC or shareholders of SRC may not approve the proposed transaction, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of PDC’s securities or SRC’s securities, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PDC and SRC to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or that it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond PDC’s or SRC’s control, including those detailed in PDC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on its website at http://www.pdce.com and on the SEC’s website at http://www.sec.gov, and those detailed in SRC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on SRC’s website at http://www.srcenergy.com and on the SEC’s website at http://www.sec.gov.

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All forward-looking statements are based on assumptions that PDC or SRC believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and PDC and SRC undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

PDC Contacts:	Michael Edwards
Senior Director Investor Relations
303-860-5820
michael.edwards@pdce.com

Kyle Sourk
Manager Investor Relations
303-318-6150
kyle.sourk@pdce.com

SRC Contact:	John Richardson
Investor Relations Manager
720-616-4308
jrichardson@srcenergy.com

Media Contact:	Joele Frank, Wilkinson Brimmer Katcher
Andy Brimmer / Andrew Siegel
212-355-4449

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